Exhibit 5.1

Willkie Farr & Gallagher LLP

June 17, 2021

Clovis Oncology, Inc.

5500 Flatiron Parkway, Suite 100

Boulder, CO 80301

Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Clovis Oncology, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission on or about the date hereof. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Act”), by the Company of 4,500,000 shares of common stock of the Company, par value $0.001 per share (“Common Stock”), which may be issued under the Company’s Amended and Restated 2020 Stock Incentive Plan (the “2020 Plan”), as well as 3,000,000 shares of Common Stock which may be issued under the Company’s 2021 Employee Stock Purchase Plan (the “2021 Plan,” and together with the 2020 Plan, the “Plans”). All shares of Common Stock registered under the Registration Statement are herein called the “Shares.”

We have examined copies of the Amended and Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), and the Amended and Restated Bylaws of the Company, as amended, the Registration Statement, all relevant resolutions adopted by the Company’s Board of Directors, and other records, certificates and documents that we have deemed necessary or appropriate for the purpose of this opinion. We have also examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, papers, statutes and authorities as we have deemed necessary or appropriate to form a basis for the opinion hereinafter expressed.

As to questions of fact material to the opinions expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Company and statements of fact contained in the documents we have examined. In our examination and in rendering our opinion contained herein, we have assumed (i) the accuracy of all documents and information furnished to us, (ii) the genuineness of all signatures of all parties, (iii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies, and (iv) the capacity of natural persons.

Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that, as of the date hereof, when the Registration Statement has become effective under the Act, the Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the recipients, or certificates representing the Shares (in the form of the specimen certificate incorporated by reference as an exhibit to the Company’s most recent Annual Report on Form 10-K) have been manually signed by an authorized officer of the transfer agent and registrar therefor, and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Shares, and when the Shares have been duly issued and delivered by the Company against payment therefor (at not less than par value) in the circumstances contemplated by the Plans, the issuance of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable.

This opinion is limited to the General Corporation Law of the State of Delaware and the federal securities laws of the United States, and we express no opinion with respect to the laws of any other jurisdiction or any other laws of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP